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                                                                   EXHIBIT 99.2
PROXY

                SANTA FE PACIFIC PIPELINE PARTNERS, L.P.

                                                                   COMMON UNITS

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SANTA FE PACIFIC
      PIPELINES, INC. FOR SPECIAL MEETING OF HOLDERS OF COMMON UNITS OF
        SANTA FE PACIFIC PIPELINE PARTNERS, L.P. ON FEBRUARY 24, 1998


     The undersigned, a holder of record of Common Units of Santa Fe Pacific Pipeline Partners, L.P. ("Santa Fe") hereby appoints Irvin Toole, Jr. and Barry R. Pearl, or either of them with power of substitution, attorneys and proxies of the undersigned, to vote all Common Units of Santa Fe that the undersigned may be entitled to vote at a Special Meeting of Holders of Common Units of Santa Fe to be held on February 24, 1998, at 9:00 a.m., at the Doubletree Hotel, 100 The City Drive, Orange, California 92868, on the matter set forth below and on such other matters as may properly come before the meeting and at any postponement or adjournment thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SANTA FE COMMON UNITS IT REPRESENTS WILL BE VOTED AT THE SPECIAL MEETING IN ACCORDANCE WITH THE CHOICE SPECIFIED BELOW. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE DESIGNATED INDIVIDUALS WITH RESPECT TO THE MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING AND ANY OTHER MATTERS WHICH PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

            Continued and to be voted and signed on reverse

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/X/ Please mark
    your vote as
    in the example

THE BOARD OF DIRECTORS FOR SANTA FE PACIFIC PIPELINES, INC., AS THE GENERAL PARTNER OF SANTA FE, RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

                                                        FOR   AGAINST    ABSTAIN
(i) The approval and adoption of the Purchase          /  /    /   /      /   /
Agreement dated as of October 18, 1997 (the "Purchase
Agreement") among Santa Fe, Santa Fe Pacific
Pipelines, Inc. (the "SF General Partner"), SFP
Pipeline Holdings, Inc., Kinder Morgan Energy
Partners, L.P. ("KMEP") and Kinder Morgan G.P.,
Inc., (ii) the approval of the sale of substantially all of the assets of Santa Fe to KMEP pursuant to the Purchase Agreement, (iii) the approval of the sale by the SF General Partner of its general partner interest in Santa Fe to an affiliate of KMEP for $84.4 million in cash and the appointment of such KMEP affiliate as a new general partner of Santa Fe, (iv) the approval of the dissolution of Santa Fe on the closing date of the transactions contemplated by the Purchase Agreement, and
(v) the adoption and approval of the amendments to the partnership agreement of Santa Fe to implement the transactions contemplated by the Purchase Agreement, which are described in the Joint Proxy Statement/
Prospectus for the Special Meeting.

Notwithstanding the approval of the holders of Common Units of Santa Fe of the above proposal, Santa Fe reserves the right to terminate the Purchase Agreement and abandon the transactions and other matters contemplated thereby, upon the terms and conditions set forth in the Purchase Agreement.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said Special Meeting or any adjournment or postponement thereof.

                                       Dated:____________________________, 1998

                                       Signature_______________________________

                                       Signature_______________________________
                                                       (if held jointly)

                                       Important: Please sign name exactly
                                       as it appears hereon indicating where
                                       proper, official position or
                                       representative capacity. Executors,
                                       administrators, trustees, guardians,
                                       attorneys and corporate officers should
                                       give their full titles as such. If
                                       executed by a corporation, the proxy
                                       should be signed by a duly authorized
                                       officer and state the full name of the
                                       corporation. In case of joint holders,
                                       all should sign.


PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE

If you have any questions or need assistance, please contact Georgeson & Company Inc., the information Agent and Proxy Solicitor, at 1-800-223-2064.